Exhibit 10.4

ADVISORY AGREEMENT

This Advisory Agreement (this “Agreement”), is retroactively effective as of February 1, 2023 (“Effective Date”), is entered into by and between Elevai Labs, Inc., a Delaware corporation (“Company”), and Braeden Lichti (“Advisor”).

Recitals

A. Whereas, Advisor resigned as a member of the board of directors of the Company (“Board”), effective as of February 1, 2023.

B. Whereas, the Company wishes to continue to have Advisor advise the Board regarding certain strategic matters; and

C. Whereas, the Advisor wishes to continue to be compensated based on the previous compensation provided as a member of the Board;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

Agreement

1. Advisory Services. During the term of this Agreement, Advisor will perform the advisory services as described on Exhibit A (the “Services”). Advisor shall perform the Services in a diligent and professional matter, and in compliance with all applicable laws and regulations.

2. Fees. As consideration for the Services performed by Advisor, Company shall pay Advisor the amounts specified in Exhibit B at the times specified therein.

3. Expenses. Advisor will be responsible for all expenses incurred while performing the Services unless Advisor receives the prior written approval of the Company to reimburse a particular expense. Without limiting the right of Company to deny approval, as a condition to receipt of reimbursement, Advisor shall be required to submit to Company reasonable evidence that the amount involved was both reasonable and necessary to the Services provided under this Agreement.

4. Term and Termination.

(a) This Agreement shall commence on the Effective Date and shall terminate on the December 31, 2024.

(b) Either party may terminate this Agreement upon at least ten (10) days prior written notice to the other party.

(c) If (i) Company breaches any of its obligations pursuant to this Agreement or (ii) Advisor breaches any of its obligations pursuant to this Agreement including, but not limited to, Advisor’s obligations under the Confidential Information and Invention Assignment Agreement between Company and Advisor, the form of which is attached hereto as Exhibit C (the “Confidentiality Agreement”), then the non-breaching party may terminate this Agreement immediately if the breaching party fails to cure the breach within five (5) business days after having received written notice by the non-breaching party of the breach or default.

5. Independent Contractor. Advisor’s relationship with Company will be that of an independent contractor and not that of an employee or agent. Unless authorized by the Company in writing in advance, Advisor shall provide its own office space, equipment, and supplies necessary to perform the Services.

6. Provision of Services. Advisor is responsible for determining the method, details and means of performing the Services.

(a) No Authority to Bind Company. Neither Advisor nor any of its personnel has the authority to enter into any contract that binds Company or creates any obligations on the part of Company.

(b) No Benefits. Neither Advisor nor any of its personnel is eligible for any Company employee benefits. Further, to the extent Advisor or any of its personnel otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Advisor on behalf of itself and its personnel hereby expressly declines to participate in such Company employee benefits.

(c) Withholding; Indemnification. Advisor shall have full responsibility for applicable withholding taxes for all compensation paid to Advisor under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Advisor’s self- employment, franchise tax, worker’s compensation insurance coverage requirements and U.S. immigration visa requirements. Advisor shall indemnify, defend and hold Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements including, without limitation, any liability for, or assessment of, withholding taxes imposed on Company by the relevant taxing authorities with respect to any compensation paid to Advisor.

7. Services for Competitors. During term of this Agreement, Advisor shall not, directly or indirectly (a) perform any services which are the same or substantially similar to the Services, (b) participate in whether as an employee, contractor, consultant, officer or director or (c) have any ownership interest in or otherwise assist in the financing, operation, management or control of, any person or entity that designs, manufactures, markets, offers, sells and/or distributes any produces or service which competes with, or is a substitute for, any of the products or services being offered for sale by Company. Notwithstanding the foregoing, Advisor retains the right to invest in or have an interest in any competitive entity whose equity securities are traded on any public market, provided that said interest does not exceed one percent (1%) of the voting control of said entity.

8. Confidential Information and Invention Assignment Agreement. Advisor shall sign, or has signed, the Confidentiality Agreement, which shall be effective as of the Effective Date. Advisor shall ensure that each of its personnel performing the Services on behalf of Advisor shall have entered into confidentiality agreement with Advisor obligating such personnel to abide by the provisions of this Agreement.

9. Representations and Warranties. Advisor represents and warrants that:

(a) Neither Advisor nor any of its personnel is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Advisor’s performance of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Advisor in confidence or in trust prior to commencement of this Agreement. Advisor is in the business of performing services similar to the Services for third parties. Advisor has all rights, licenses and permissions required for it to perform the Services and receive the compensation hereunder.

(b) Advisor has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Advisor has gained from third parties, and which Advisor discloses to Company or uses in the course of performance of the Services, without liability to such third parties or causing liability to the Company.

10. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California, without giving effect to the principles of conflict of law provisions thereof.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement amends and restates the Original Agreement, in its entirety, effective as of the Effective Date.

(c) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. Advisor may not assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of Company. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the respective successors, assigns, heirs, executors, administrators and legal representatives of the parties.

(e) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally, by overnight courier or sent by email, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in Company’s books and records.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(g) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of both parties, and no ambiguity shall be construed in favor of or against either party.

(h) Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Signatures received by facsimile, PDF file or other electronic format (including DocuSign) shall be deemed to be original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement but with an effective date as of the date first written above.

COMPANY:

ELEVAI LABS INC.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Financial Officer

Address: 120 Newport Center Drive Suite 250, Newport Beach, CA 92660

ADVISOR:

BRAEDEN LICHTI

By:	/s/ Braeden Lichti
Name:	Braeden Lichti

Address: 14781 Pomerado Road, #199 Poway, CA 92064

EIN:	123 4567

EXHIBIT A

DESCRIPTION OF SERVICES

1. Advise the Board of Directors regarding certain strategic matters, including advising on board governance and process matters, assisting in efforts to recruit potential directors, and providing insight during board strategy sessions.

A-1

EXHIBIT B

COMPENSATION

1. The options granted on February 9, 2021 to purchase 200,000 shares of Common Stock of Company granted pursuant to Company’s 2020 Equity Incentive Plan, shall continue to vest during the term of the Agreement.

2. This Exhibit B sets forth the compensation to be paid in exchange for the performance of the Services specified in Section 2 of Exhibit A.

B-1

EXHIBIT C

CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

<attached as a separate document>

C-1